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                                                                    EXHIBIT 24.2
                                POWER OF ATTORNEY
                               SEMCO ENERGY, INC.
                       REGISTRATION STATEMENT ON FORM S-3
                               FILE NO. 333-125282


KNOW ALL MEN BY THESE PRESENTS, that John C. van Roden, Jr., whose signature appears below, constitutes and appoints Mark Prendeville, Michael V. Palmeri and Sherry L. Abbott, and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to SEMCO Energy, Inc.'s Registration Statement on Form S-3, File No. 333-125282, including any additional registration statement relating to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         WITNESS the execution this 2nd day of September, 2005.



                                             /s/ John C. van Roden, Jr.
                                             ------------------------------
                                                 John C. van Roden, Jr.